EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned each agree that (i) the statement on Schedule 13D relating to the common units representing limited partnership interests of Eagle Rock Energy Partners, L.P., a Delaware limited partnership, has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 13, 2006	EAGLE ROCK HOLDINGS, L.P. By its general partner Eagle Rock GP, L.L.C.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Manager

Dated: November 13, 2006	EAGLE ROCK GP, L.L.C.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Manager

Dated: November 13, 2006	NATURAL GAS PARTNERS VII, L.P.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Authorized Member

Dated: November 13, 2006	NATURAL GAS PARTNERS VIII, L.P.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Authorized Member

Dated: November 13, 2006	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh